Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

RELIANCE GLOBAL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule		Amount Registered(1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.086 per share, that may be issued under the Reliance Global Group, Inc. 2025 Equity and Incentive Plan	457	(h)	2,000,000	(2)	$1.675	(3)	$3,350,000	0.00015310	$512.89
Total Offering Amounts								$3,350,000		$512.89
Total Fee Offsets										$512.89
Net Fee Due										-

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, par value $0.086 per share, of the Registrant (the “Common Stock”) that may become issuable under the Reliance Global Group, Inc. 2025 Equity and Incentive Plan (the “2025 Plan”) as a result of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)	This Registration Statement covers 2,000,000 shares of the Registrant’s Common Stock, which are issuable pursuant to the 2025 Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and 457(c) under the Securities Act, based upon the average of the high and low prices of the Common Stock, as reported on the Nasdaq Stock Market on July 3, 2025 which date is within five business days prior to the filing of this registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number		Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Reliance Global Group, Inc.	S-1	333-284218	(1)	January 10, 2025		$512.89	Equity	Common Stock, par value $0.0001 per share	87,719,300	$110,575,000
Fee Offset Sources	Reliance Global Group, Inc.	S-1	333-284218	(1)		May 6, 2025	-					$13,396.25

(1) The registrant withdrew the registration statement on Form S-1 (No. 333-284218) by filing a Form RW on June 16, 2025. The withdrawn registration statement on Form S-1 (No. 333-284218) was not declared effective and no securities were sold thereunder.